REAL ESTATE PURCHASE CONTRACT




     THIS AGREEMENT, made as of the 17th day of May, 1996 between Richard E. and May L. Hess at 8042 Old Oliver Road, Erie, PA 16509 ("Seller"), and Essex Partners Inc., a New York corporation with offices at 100 Corporate Woods, Suite 300, Rochester, New York 14623 ("Purchaser"),

WITNESSETH:

     1. Seller agrees to sell to Purchaser and Purchaser agrees to buy from Seller, in accordance with the terms, conditions and stipulations set forth in this Real Estate Purchase Contract ("Contract"), that real property with all improvements located thereon, known as 8042 Old Oliver Road, Erie, PA 16509 with Erie County Index Number 40-017-073.0002.01 (the "Land").

     2.  PURCHASE  PRICE:  The  total  purchase  price to be paid to  Seller  by
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Purchaser  for the Land  (the  "Purchase  Price")  shall be two  hundred  ninety thousand dollars ($290,000).

     3. PAYMENT OF PURCHASE  PRICE:  Subject to the terms and conditions of this
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Contract,  the  Purchase  Price  shall be  payable  to Seller at the  Closing in immediately available U.S. funds.


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     4.  DEPOSIT:  Upon  receipt of a fully  executed  Contract  (the "Time Line
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Date"), Purchaser shall deliver its check in the amount of five thousand dollars
($5,000) to Seller's attorney which shall constitute Purchaser's good faith deposit ("Deposit"). Purchaser shall have 90 days after the Time Line Date to notify Seller of its intent to cancel this Contract for any reason whatsoever and the full Deposit as set forth herein shall be directly returned to Purchaser. Thereafter in the event this Contract does not close as a result of failure of any condition in Section 16 or through no fault of Purchaser and Purchaser waives its right to specific performance of this Contract then the Deposit and any Additional Deposit as described in Section 10 shall be directly returned to Purchaser. If Purchaser does not terminate this Contract pursuant to
Section 17 and Purchaser shall fail or refuse to perform its obligations herein specified at or before the date of Closing (or any agreed upon extension), the Deposit and Additional Deposit, if any, shall be forfeited as liquidated damages which the parties hereto agree is a reasonable and proper amount in light of the circumstances, and which forfeiture shall be Seller's sole remedy in law and equity. "Deposit" of five thousand dollars ($5,000) shall be given to Seller 90 days after Time Line Date. These monies are non-refundable.

     5. TITLE: Promptly after execution the Time Line Date, Seller shall provide
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Purchaser  with a copy of any Abstract of Title and any title policy  pertaining to the Land in its possession and Purchaser shall order evidence of title to the Land by the issuance of a current title insurance binder (the "Title Binder") through a major national title insurance company selected by Purchaser (the "Title Company") in the amount of the Purchase Price. The Title Binder shall set forth the state of title to the Land and to other property that is or will be subject to any easements or restrictions (existing or to be created pursuant to this




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Contract)  benefiting  the Land,  together with all  exceptions or conditions to such title, including, but without limitation to, all easements, restrictions, rights-of-way, covenants, reservations, and all other encumbrances affecting the Land which would appear in the owner's title policy.

     6. SURVEY:  Promptly  after  execution of this  Contract,  Seller agrees to
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provide  Purchaser with the most recent instrument survey pertaining to the Land in its possession. Purchaser acknowledges Seller is not in possession of survey.

     7. REVIEW OF TITLE  BINDER AND SURVEY:  Purchaser  shall have 60 days after
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the Time Line Date to deliver in writing  to Seller  Purchaser's  objections  to title. Purchaser's failure to object to any item on the Title Binder or survey within the time limitation imposed hereby shall be deemed to be approval of same by Purchaser.

     8. OTHER DOCUMENTATION: Seller shall deliver to Purchaser upon execution of
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this Contract the originals or copies of any Phase I and Phase II  environmental studies, soils test, utility information, topographical maps and subdivision plots and correspondence, information and documentation which would relate to the use and/or occupancy of the Land which are in possession of Seller or to which Seller has access without cost other than copying or duplicating charges.


     9. PURCHASER'S  OBJECTION TO TITLE;  DEFECTS IN TITLE:  Should Purchaser as
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described in Section 7 above  deliver to Seller its written  objections to title or to matters



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contained  in the  survey,  Seller  shall have 60 days either to remove all such defects or objections or to provide assurances acceptable to Purchaser that same will be removed at or before Closing; mortgages, deeds of trust or other liens of a specific amount shall be cleared before or at closing, by seller or, if requested by the Seller, by Purchaser by deduction from proceeds due Seller. Should Seller be unable to cure (or provide assurances with respect to) any and all such defects or objections (except liens as provided above) on or before expiration of the 60 day period, then Purchaser may, at its option, elect to terminate this Contract and receive a full refund of the Deposit, or to waive its objections and proceed to Closing. Seller shall not further intentionally encumber or restrict the title to the Land without Purchaser's prior written consent, which shall not be unreasonably withheld.

     10. CLOSING: The Closing shall be on or before the sooner of ( i ) the date
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which is thirty (30) days after the date upon which  Purchaser has received site plan approval for the Improvements (as hereinafter defined), or ( ii ) 210 days after the Time Line Date, and shall take place in the offices of the Erie County Clerk, or such other place mutually designated by the parties; provided, however, that Purchaser may designate an earlier date for the Closing by written notice delivered to Seller not less than fifteen (15) days prior to such earlier date for the Closing so designated in such notice by Purchaser. Provided, however, that if Purchaser has shown due diligence in endeavoring to satisfy all contingencies herein and has been delayed by any agency or entity having control over satisfaction of those contingencies, then it is agreed that upon written notice to Seller of



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such delay,  Purchaser shall be entitled to an extension of two months to enable
Purchaser to satisfy those contingencies and close this transaction. An additional Deposit of $5,000 shall be paid to the Seller on or before the first day of each month of the extension period.


     11.  PRORATIONS AND  ADJUSTMENTS  AT CLOSING:  Ad Valorem and similar taxes
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assessed  against the Land shall be prorated between Seller and Purchaser at the time of Closing on the basis of a 365 day year. Prorations shall be based upon current year's taxes and assessments, if available, or upon figures for the last preceding year, in which event Purchaser and Seller shall readjust the prorations when the current year's taxes and assessments become available. Any special assessments applicable to the Land including, but no limited to, "rollback" or other similar assessments or taxes which apply on a change in use of the Land, if any, whether payable in a lump sum, in installments or otherwise, shall be paid by Seller. The foregoing obligations shall survive the Closing.

     12. TRANSACTION  COSTS:  Seller and Purchaser shall each be responsible for
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the payment of  one-half of all  transfer,  state and  documentary  stamps to be affixed to the instrument. Purchaser shall be responsible for all other costs, including the cost of the Title Policy, Survey and recording the deed, provided, however, that each party shall pay its own attorney's fees.

     13. WARRANTY DEED AND OTHER DOCUMENTS REQUIRED FOR CLOSING:
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             A. At the Closing, Seller shall deliver the following:

                1. Warranty Deed in fee simple, free and clear of all liens and encumbrances, except subject to the following items now of record: utility, rights-of-way and easements for the purpose of providing utility service to the property herein described, common driveway or party wall agreements, recorded restrictions, and zoning regulations; otherwise the title to the above-described real estate shall be good and marketable and such as will be insured at the regular rates by a title insurance company licensed to do business in Pennsylvania. Also, access to a public road may require issuance of a highway occupancy permit from the Department of Transportation. A specimen deed shall be delivered by Seller to Purchaser's attorney for review at least ten (10) days before Closing.

                2. Documents evidencing the legal status, standing and authority of Seller and such other documents, including standard form Seller's affidavits, as may be required by Title Company for issuance of the Title Policy.

             B. At the Closing, Purchaser shall deliver the following:

                1. The Purchase price plus any costs to be shared by Purchaser in cash, certified funds, or a bank draft.

                2. Such documents evidencing the legal status, standing and authority


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of Purchaser.


     14.  POSSESSION:  Possession  of the  premises  shall be  delivered  to the
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Purchaser  either  ( i )  120  days  after  Closing,  or ( ii ) 120  days  after
Purchaser has provided written notice to vacate, but in no event prior to the Closing Date, and Purchaser has deposited with Seller's attorney twenty-five thousand dollars ($25,000) which together with the Deposit and Additional
Deposit, if any, would be forfeited as liquidated damages in the event that Closing does not occur through no fault of Seller. At Closing, the twenty-five thousand dollars ($25,000) together with the Deposit and Additional Deposit, if any, will be applied against the Purchase Price.

     15. REPRESENTATION AND WARRANTIES: For the purpose of inducing Purchaser to
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enter into and consummate this  transaction,  Seller  represents and warrants to
Purchaser that to the best of his knowledge and belief:

                ( i ) The Land is not currently being used, has never been used, as a hazardous waste disposal facility as defined in 40 C.F.R. Section 260.10; the Land is free of any lien or encumbrance which may be created under any applicable state or federal law, statute or regulation pertaining to hazardous waste; and no hazardous waste has been placed onto or into the Land (for purposes hereof, the term "hazardous waste" includes those substances listed in 40 C.F.R Section 261.30 and those substances previously determined to be hazardous by any applicable state or federal law, statute or regulation),


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                ( ii ) There is no pending  or  threatened  condemnation  or any road widening respecting all or any part of the Land.

                ( iii ) Seller is currently, or has entered into a contract by which he will become, the owner and holder of fee simple title to the Land and has full power and authority to execute this Contract and all other documents necessary to consummate the transaction.

                ( iv ) Seller warrants that he has no knowledge of any deed restrictions or other contractual restrictions or covenants which would restrict or other impair the Purchaser from developing and operating a limited service hotel on the land.

     16. CONDITIONS TO CLOSING: Purchaser's obligation to purchase the Land at the Closing is subject to all of the following conditions, which shall have been fulfilled to Purchaser's satisfaction:

             A. At the Closing, the following conditions shall have been satisfied:

                1. Good and marketable fee simple title to the Land shall be in the name of the Seller and any beneficial easements and/or restrictions appurtenant to the Land are not subject to any interest, the termination, enforcement, exercise or foreclosure of which could terminate or prevent the enforcement of such easement or restriction.


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                2. No portion of the Land has been taken by or is the subject of a condemnation proceeding or is under threat of condemnation

                3. There has been no material or adverse change to the condition of the Land or to the representations and warranties of Seller set forth in
Section 18 hereof.

             B. The following conditions shall have been satisfied by the Purchaser or be deemed waived by the Purchaser on or before Closing:

                1. That zoning and the conditions of zoning, including any use permit, site plan approval, curb cut permit, demolition permit, variances and other similar governmental approvals required by law or necessitated by Purchaser's planned use of the Land in conjunction with other land for the construction and operation thereon of a three-story, limited service hotel having a minimum of 100 guest rooms, along with all facilities and amenities attendant thereto (hereinafter the "Improvements"), shall have been received.

                2. That all platting or replatting requirements in respect of the Land have been satisfied by the Purchaser to permit the transfer of title and accommodate construction and operation of the Improvements under applicable laws and regulations.

                3. That Purchaser has reasonably determined that all permits necessary, in Purchaser's sole opinion, for the construction and operation of the




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Improvements  on the Land, are available to Purchaser after receipt of site plan approval.



                4. Easements: Purchaser, with Seller's assistance must be able to obtain without cost any and all easements necessary to build the proposed development. Said easements, including but not limited to the access easement, shall be unencumbered and the title insurance in favor of Purchaser shall insure such easements.

                5. Soil Conditions: The soil, in its natural state, must have sufficient load-bearing characteristics to support Purchaser's proposed development, and must have adequate permeability to drain the proposed development. Seller warrants that to the best of his knowledge, the Premises do not contain a landfill, hazardous waste, underground mines, caves or underground streams and that the soil condition and water table are such that Purchaser can build the proposed development without incurring additional extraordinary expenses.
                6. That no federal, state or local government restrictions or requirements would preclude construction and operation of the Improvements on the Land.

                7. That all utilities including but not limited to electric, gas, telephone, cable TV, will be available for use by Purchaser along Old Oliver Road or on the Land. Water will be available at the intersection of Old Oliver Road and Oliver Road. Purchaser will be responsible for bringing water to the Land along Old Oliver Road. Seller warrants that to the best of his knowledge sanitary sewer is currently available on the Land. The capacity of these various services, i.e., utilities, water and sewer, are not conditions to Closing.

                8. That Purchaser has reasonably determined that the Land is free of any hazardous substances or wastes that would preclude the Construction of the Improvements on the Land.

                9. That Purchaser is able to secure a franchise for the national hotel brand of its choice.

             C. During the term of this Contract, Purchaser shall have the right to enter upon the Land for the purpose of making the tests and investigations, at its expense, necessary or appropriate to satisfy the foregoing conditions. Purchaser shall defend, indemnify and hold Seller harmless from any liability which may arise due solely to such entry. Purchaser shall repair any damage to the Land in the event this transaction is not consummated.

     17.  FAILURE  OF  CONDITIONS:   If  any  of  the  conditions  precedent  to
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Purchaser's  obligation  to close have not  occurred or been  satisfied  or been deemed satisfied on or

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before 210 days after the Time Line Date or any  extension  thereof as set forth in Section 10, Purchaser at its sole option may: (a) terminate this Contract by written notice delivered to Seller on or before the Closing Date, or (b) waive such conditions precedent and proceed to Closing.

     18.  NOTICES:  All notices and other  communications  hereunder shall be in
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writing and shall be delivered  personally  against  receipt or shall be sent by registered mail, certified mail, or Express Mail services, postage prepaid and return receipt requested, or by nationally utilized overnight delivery service, addressed to the parties as follows:

     As to Seller:     Richard E. and May L. Hess
                       8042 Old Oliver Road
                       Erie, PA  16509

     As to Purchaser:  ESSEX PARTNERS INC.
                       100 Corporate Woods
                       Rochester, New York  14623
                       Attn:  Thomas W. Blank

Any notice in accordance herewith shall be deemed received when delivery is received or refused, as the case may be. Additionally, notices may be given by telephone facsimile transmission, provided that an original copy of said transmission shall be delivered to the addressee by nationally utilized overnight delivery services on the day following such transmission. Telephone facsimiles shall be deemed delivered on the date of such transmission.

     19.  PARTIES  BOUND:  This Contract  shall be binding upon and inure to the
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benefit


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of Seller and  Purchaser,  their  respective  heirs,  personal  representatives, successors and assigns.


     20.  ASSIGNMENT:  Purchaser may assign this  Contract to a  partnership  in
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which it is a general  partner or a  corporation  in which it is a  shareholder, provided that Purchaser shall remain responsible for the faithful performances of its obligations under the Contract.

     21.  GOVERNING  LAW: The laws of the  Commonwealth  of  Pennsylvania  shall
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govern  the  validity,  construction,  enforcement  and  interpretation  of this
Contract.

     22.  EXPIRATION:  The offer of  Purchaser  extended by the delivery of this
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Contract to Seller shall be  automatically  revoked  unless Seller shall execute and deliver an executed facsimile copy of the Contract to Purchaser on or before 5:00 p.m., May 13, 1996 to be followed by originals in overnight mail.

     23.  MULTIPLE  COUNTERPARTS:  This  Contract may be executed in a number of
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identical  counterparts.  If so  executed,  each  of  such  counterparts  shall, collectively, constitute one agreement, but in making proof of this Contract, it shall not be necessary to produce or account for more than one such counterpart. If requested by Purchaser, Seller agrees to execute a memorandum of this Contract in form recordable in the real property records where the Land is situate.


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     24. ENTIRE  AGREEMENT:  This Contract  embodies the entire agreement of the parties in respect of the transaction herein contemplated, superseding all prior agreements whether oral or written. Any amendments hereto shall be in writing and executed by the parties hereto.

     Sellers may remove all or part of any building or building fixtures on the property but are not obligated to do so.

                                     SELLER
                                               /S/ Richard E. Hess
------------------------------                 ---------------------------------
Witness
                                               /s/ May L. Hess
                                               ---------------------------------

                                               PURCHASER
                                               ESSEX PARTNERS INC.


/s/ Barbara J. Purvis                          /s/ Jerald P. Eichelberger
_______________________________                By: _____________________________
Witness                                        Exec. V.P.




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